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                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED APRIL 16, 1999)

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                                 11,623 SHARES

                                 COMMON STOCK

                           KEY ENERGY SERVICES, INC.

                            _____________________



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Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
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        The Shares are being issued and delivered to William Herbert Hunt
Trust Estate d/b/a Horizontal Rentals J. W. Beavers, Jr., Trustee pursuant to the exercise of a Common Stock Purchase Warrant dated as of March 28, 1996 ("Warrant") to purchase 11,623 shares of common stock. The exercise price pursuant to the terms of the Warrant is $6.75 per share.

        The Shares are not being issued through underwriters, agents or dealers. No fees or commissions are being paid in connection with the issuance of the Shares.




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           The date of this Prospectus Supplement is March 27, 2001.